UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)              December 1, 2017

Datawatch Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

4 Crosby Drive
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)       Compensatory Plans and Arrangements

On December 1, 2017, the Board of Directors (the “Board”) of Datawatch Corporation (“Datawatch”) approved the fiscal 2018 Corporate Officers Compensation Plan (the “2018 Compensation Plan”), which provides for fiscal 2018 compensation for the executive officers of Datawatch, including base salary, performance-based cash bonuses and awards of restricted stock units for shares of Datawatch’s common stock (“RSUs”).

Base Salary and Cash Bonuses

The following table sets forth base salary and performance-based cash bonus eligibility amounts under the 2018 Compensation Plan for the executive officers of Datawatch:

Name/Title	Base Salary ($)	Aggregate Target Cash Bonus ($)	Each Quarterly Bonus Eligibility at 90% Plan Revenue ($)	Quarterly Bonus Eligibility at 100% Plan Revenue ($)	Additional Bonus Eligibility at 105% Annual Revenue ($)	Additional Bonus Eligibility at 125% Annual Revenue ($)
Michael A. Morrison, Chief Executive Officer	380,000	275,000	55,000	68,750	33,000	247,500
Ken Tacelli, Chief Operating Officer	350,000	250,000	n/a	n/a	n/a	n/a
James Eliason, Chief Financial Officer	315,000	140,000	28,000	35,000	16,800	126,000

For executives other than Mr. Tacelli, aggregate target cash bonus eligibility is split into four quarterly bonuses in equal target amounts that together represent 100% of the aggregate target cash bonus amount and are payable based on: (A) whether Datawatch achieves earnings before interest, taxes, severance, depreciation and amortization in excess of a certain threshold for such fiscal quarter (each such threshold amount as approved by the Board is referred to herein as the “Quarterly EBITDA Threshold”) and (B) only if such Quarterly EBITDA Threshold is met, the extent to which Datawatch achieves its revenue targets for the applicable fiscal quarter (each such quarterly revenue target referred to herein as the “Quarterly Revenue Target”, and each such quarterly bonus, a “Quarterly Bonus”). Each Quarterly Bonus will be payable only if Datawatch’s earnings before interest, taxes, severance, depreciation and amortization meets or exceeds the applicable Quarterly EBITDA Threshold. 100% of Mr. Tacelli’s cash bonus is commission-based, tied to monthly revenue and will be paid out monthly in arrears.

Quarterly Bonus Eligibility and Calculation

Each Quarterly Bonus is eligible for payout if Datawatch: (A) achieves the applicable Quarterly EBITDA Threshold and (B) achieves at least 90% of the applicable Quarterly Revenue Target. Assuming the applicable Quarterly EBITDA Threshold is met, Quarterly Bonus eligibility at performance representing 90% of the Quarterly Revenue Target is 80% of the Quarterly Bonus amount, with bonus eligibility scaling up at a 2 to 1 rate as performance improves above 90% to 100% of the applicable Quarterly Revenue Target. Quarterly Revenue achievement above 100% of each Quarterly Revenue Target will not result in additional payments above 100% of the applicable Quarterly Bonus amount.

Additional Bonus Eligibility and Calculation

If Datawatch achieves year-to-date earnings before interest, taxes, severance, depreciation and amortization in excess of Datawatch’s threshold for fiscal year 2018 (as such EBITDA threshold is determined by the Board, the “Annual EBITDA Threshold”), performance over 100% of Datawatch’s revenue target for fiscal year 2018 (as such revenue target is determined by the Board, the “Annual Revenue Target”) will result in eligibility for additional cash bonus amounts calculated: (i) at a 2 to 1 rate as performance improves above 100% to 105% of the Annual Revenue Target and (ii) at a 4 to 1 rate as performance improves above 105% of the Annual Revenue Target. There is no cap on the amount of additional cash bonus amounts potentially payable as a result of Datawatch’s performance relative to the Annual Revenue Target. For example, assuming the Annual EBITDA Threshold is met, (y) performance at 105% of the Annual Revenue Target will result in eligibility for an additional cash bonus amount equal to 10% of the applicable aggregate target cash bonus amount for such executive and (z) performance at 125% of the Annual Revenue Target will result in eligibility for an additional cash bonus amount equal to 90% of the applicable aggregate target cash bonus amount for such executive.

The Board retains the discretion at any time to change the above cash bonus criteria (including bonus amounts, Quarterly EBITDA Thresholds, Quarterly Revenue Targets, Annual EBITDA Threshold and Annual Revenue Target), including based on individual performance or in the event any operating changes (including acquisitions) are approved during the fiscal year that materially impact Datawatch’s fiscal 2018 financial plan.

RSUs

The following table sets forth the time-based RSUs (“Time-Based RSUs”) awarded to the executive officers of Datawatch on December 1, 2017:

Executive	RSUs
Michael Morrison, Chief Executive Officer	70,000
Ken Tacelli, Chief Operating Officer	40,000
James Eliason, Chief Financial Officer	35,000

All of the Time-Based RSUs awarded to each executive will vest in equal installments on May 1, 2019 and each of the first and second anniversaries of May 1, 2019. Vesting with respect to fifty percent (50%) of the then unvested portion of each such Time-Based RSU award shall be accelerated and vest in full immediately prior to the consummation of a change in control of Datawatch and the vesting with respect to one hundred percent (100%) of the then unvested portion of each such Time-Based RSU award shall be accelerated and vest in full if such executive officer is terminated without cause or resigns with good reason within 12 months after the consummation of a change in control of Datawatch.

The following table sets forth the performance-based RSUs (“Performance-Based RSUs”) awarded to the executive officers of Datawatch on December 1, 2017:

Executive	RSUs
Michael Morrison, Chief Executive Officer	20,000
Ken Tacelli, Chief Operating Officer	15,000
James Eliason, Chief Financial Officer	5,000

Except for 10,000 Performance-Based RSUs awarded to Ken Tacelli, all of the Performance-Based RSUs awarded to each executive will vest as follows: one-third of such Performance-Based RSUs will vest on November 15, 2018 following Datawatch’s release of its fiscal 2018 earnings only if Datawatch achieves the Annual Revenue Target. If Datawatch achieves the Annual Revenue Target for fiscal 2018, the remaining two-thirds of such Performance-Based RSUs will vest in equal installments on the first and second anniversaries of November 15, 2018, provided the executive remains employed by Datawatch on these dates.

10,000 Performance-Based RSUs awarded to Ken Tacelli will vest as follows: one-third of such Performance-Based RSUs will vest on November 15, 2018 if Datawatch achieves its revenue target for the six months ended March 31, 2018 (the “1H Revenue Target”). If Datawatch achieves its 1H Revenue Target, the remaining two-thirds of such Performance-Based RSUs awarded to Mr. Tacelli will vest in equal installments on the first and second anniversaries of November 15, 2018, provided the executive remains employed by Datawatch on these dates.

Vesting with respect to fifty percent (50%) of the then unvested portion of each Performance-Based RSU award shall be accelerated and vest in full immediately prior to the consummation of a change in control of Datawatch and the vesting with respect to one hundred percent (100%) of the then unvested portion of each Performance-Based RSU award shall be accelerated and vest in full if such executive officer is terminated without cause or resigns with good reason within 12 months after the consummation of a change in control of Datawatch.

Amendments to Executive Agreements

On December 1, 2017, Datawatch entered into amended and restated executive severance agreements (the “Restated Executive Agreements”) with Michael Morrison, James Eliason and Ken Tacelli. Each Restated Executive Agreement provides that in the event that Datawatch terminates such executive’s employment for reasons other than for “Cause” (as defined in each Restated Executive Agreement) or such executive elects to terminate his employment with Datawatch for “Good Reason” (each such termination, a “Severance Trigger Event”) such executive is entitled to severance payments equal in the aggregate to his then current annual base salary, payable on a monthly basis for twelve months, in the case of Mr. Morrison, and six months, in the case of Mr. Eliason and Mr. Tacelli, following such executive’s termination date (the “Severance Payments”). If a Severance Trigger Event occurs within twelve months after a “Change in Control” of Datawatch (as defined in the Restated Executive Agreements), the Restated Executive Agreements extend Severance Payments for an additional six months following the payment of all Severance Payments resulting from the Severance Trigger Event.

For the duration of the applicable severance period, each executive is also entitled to a taxable monthly payment in an amount equal to Datawatch’s share of such executive’s monthly premium for group medical and dental coverage that is in effect immediately prior to termination (the “Benefits Coverage”). Purusant to Mr. Eliason’s Restated Executive Agreement, he is entitled to Benefits Coverage for a period of eighteen months, whether or not a Severance Trigger Event occurs within twelve months after a Change in Control of Datawatch.

The Restated Executive Agreements each provide that if any of the Severance Payments and other benefits provided for in the Restated Executive Agreements or otherwise payable to the executives (“280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then the 280G Payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to such executive.

A copy of each Restated Executive Agreement, each dated as of December 1, 2017, is attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The description of the Restated Executive Agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description

10.1	Amended and Restated Severance Agreement, dated as of December 1, 2017, by and between Michael Morrison and Datawatch Corporation.

10.2	Amended and Restated Severance Agreement, dated as of December 1, 2017, by and between James Eliason and Datawatch Corporation.

10.3	Amended and Restated Severance Agreement, dated as of December 1, 2017, by and between Ken Tacelli and Datawatch Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By:	/s/ James Eliason
Name:	James Eliason
Title:	Chief Financial Officer

Date: December 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Severance Agreement, dated as of December 1, 2017, by and between Michael Morrison and Datawatch Corporation.

10.2	Amended and Restated Severance Agreement, dated as of December 1, 2017, by and between James Eliason and Datawatch Corporation.

10.3	Amended and Restated Severance Agreement, dated as of December 1, 2017, by and between Ken Tacelli and Datawatch Corporation.